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                                   EXHIBIT 21

                                  SUBSIDIARIES

Name                                                      State of Incorporation
----                                                      ----------------------
The Home Savings and Loan Company of Youngstown, Ohio              Ohio

Butler Wick Corp.                                                  Ohio

                                                                        EX. 21-1